Exhibit 23.6

CONSENT OF INDEPENDENT REGSITERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Bed Bath & Beyond, Inc. and to the incorporation by reference therein of our report dated April 17, 2026, with respect to the consolidated financial statements of The Brand House Collective, Inc., included in Bed Bath & Beyond, Inc.’s Current Report on Form 8-K/A dated May 8, 2026 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee
August 4, 2026